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                                  Exhibit 23.2



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


    We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2010, included in the Annual Report on Form 10-K of Pyramid Oil Company for the fiscal year ended December 31, 2010, as well as in the notes to the financial statements included therein. We also hereby consent (1) to the incorporation by reference of the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2010, into Pyramid Oil Company's previously filed Registration Statement on Form S-3 (No. 333-163885), and (2) to the filing of our report dated March 14, 2011 as an exhibit to the Annual Report on Form 10-K of Pyramid Oil Company.


MHA PETROLEUM CONSULTANTS, LLC


By:  /s/ Alan A. Burzlaff
        -----------------
        Alan A. Burzlaff
        President MHA California


Bakersfield, California
March 25, 2011